UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 19, 2007 (November 13, 2007)
National Medical Health Card Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	000-26749	11-2581812

(State or other jurisdiction of incorporation)	(Commission	(I.R.S. Employer
	File Number)	Identification No.)

26 Harbor Park Drive, Port Washington, New York		11050

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (516) 626-0007
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 . Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Employment Agreement between the Company and Stuart Diamond, dated as of November 13, 2007.
EX-10.2 Employment Agreement between the Company and Mark Adkison, dated as of November 13, 2007.
EX-10.3 Employment Agreement between the Company and Marty Magill, dated as of November 13, 2007.
EX-10.4 Employment Agreement between the Company and George P. McGinn, Jr., dated as of November 13, 2007.
EX-10.5 Form of Restricted Stock Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 13, 2007, National Medical Health Card Systems, Inc., a Delaware corporation (the “Company”) entered into employment agreements with the following officers of the Company: Stuart Diamond, Chief Financial Officer; Mark Adkison, Chief Specialty Officer; Marty Magill, Chief Marketing Officer; and George P. McGinn, Jr., General Counsel.
     Each employment agreement has an initial term of one (1) year, expiring on November 13, 2008. Following the initial term, each employment agreement will automatically renew for additional one year terms unless notice of non-renewal is given at least 90 days prior to the expiration of its term.
     Each officer will receive an initial annual base salary as follows: Stuart Diamond ($300,000); Mark Adkison ($220,000); Marty Magill ($275,000); and George P. McGinn, Jr. ($250,000). In subsequent years during the term, the base salary under each employment agreement will be subject to annual review and adjustment from time to time by the board of directors of the Company. Each employment agreement also provides that the employee may be entitled to receive an annual bonus as may be determined from time to time by the board of directors, the amount of such bonus to be determined in the sole discretion of the board of directors. In addition, each employment agreement provides for the employee’s participation in the Company’s employee benefit plans and programs, including profit sharing, pension, retirement, deferred compensation, savings, life, medical, dental, disability and other welfare benefit plans in effect from time to time or any additional plans or programs as the Company may provide for the Company’s executive officers.
     In the event of a termination other than for cause, each employment agreement provides for the payment of severance compensation. Severance compensation payable under the employment agreements includes 100% of the employee’s highest base salary in effect during the six month period immediately prior to the employee’s date of termination, as well as certain health and dental benefits for the employee, the employee’s spouse, and the employee’s children. In the event of termination by reason of death, the employee’s estate shall be paid severance compensation minus the product of any payments under any life insurance policy multiplied by the percentage of premiums of such policy that were paid by the Company. In the event of a termination due to incapacity, the employee’s estate shall be paid severance compensation minus the product of any payments for 12 months after the termination under any long-term disability policy multiplied by the percentage of premiums of such policy that were paid by the Company.
     Each employment agreement also provides for certain compensation payments to be made upon a change in control of the Company as defined in the respective employment agreement.

     Each employment agreement specifies the change in control compensation payable to the executive, including a payment of up to 150% of the employee’s highest base salary in effect during the period beginning six months immediately prior to the effective date of the change in control (as defined therein) through the date of termination, as well as certain health and dental benefits for the employee, the employee’s spouse, and the employee’s children. The employment agreements also provide for payment to the employee of an amount necessary to reimburse the employee on an after-tax basis for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the change in control.
     The employment agreements also each require such employee entitled to change in control compensation to remain in the employment of the Company for at least six months after the change in control as requested by the Company. If the employee terminates employment for any reason other than death, incapacity, a refusal by the Company to extend the term of the agreement, or other than for cause, then the employee will be required to make certain payments to the Company that are based on the amount of harm suffered by the Company due to the employee’s termination.
     To be eligible for any severance or change in control compensation pursuant to the employment agreements, each employment agreement requires the employee to execute and deliver to the Company a general release and a written resignation upon termination of the agreement. Moreover, the Company is entitled to discontinue any severance compensation if the employee breaches certain restrictive covenants contained in the employment agreement, including those related to non-competition, non-solicitation, confidentiality and preservation.
     The foregoing description of the employment agreements does not purport to be complete and is qualified in its entirety by reference to such documents, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and are incorporated herein by reference.
     On November 13, 2007 (the “Grant Date”), in connection with the execution of the employment agreements, the Company’s board of directors approved restricted stock grants under the Company’s 2000 Restricted Stock Grant Plan as follows: Stuart Diamond (46,000 shares); Mark Adkison (37,000 shares); Marty Magill (30,000 shares); and George P. McGinn, Jr. (55,000 shares). The awards for Messrs. Diamond, Adkison and Magill fully vest on the third anniversary of the Grant Date. The award for Mr. McGinn fully vests on the fourth anniversary of the Grant Date.
     The foregoing description of the restricted stock grants does not purport to be complete and is qualified in its entirety by reference to the form of restricted stock agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
10.1	Employment Agreement between the Company and Stuart Diamond, dated as of November 13, 2007.

10.2	Employment Agreement between the Company and Mark Adkison, dated as of November 13, 2007.

10.3	Employment Agreement between the Company and Marty Magill, dated as of November 13, 2007.

10.4	Employment Agreement between the Company and George P. McGinn, Jr., dated as of November 13, 2007.

10.5	Form of Restricted Stock Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 19, 2007	NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

	By:	/s/ Thomas W. Erickson

Thomas W. Erickson
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

10.1	Employment Agreement between the Company and Stuart Diamond, dated as of November 13, 2007.

10.2	Employment Agreement between the Company and Mark Adkison, dated as of November 13, 2007.

10.3	Employment Agreement between the Company and Marty Magill, dated as of November 13, 2007.

10.4	Employment Agreement between the Company and George P. McGinn, Jr., dated as of November 13, 2007.

10.5	Form of Restricted Stock Agreement.